UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 14, 2008

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	000-51117	86-1127166
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

Termination Agreement. On August 14, 2008, Home Federal Bancorp, Inc. of Louisiana, a federally chartered mid-tier holding company (the “Company”), Home Federal Bancorp, Inc. of Louisiana, a Louisiana corporation (“New Holding Company”), Home Federal Mutual Holding Company, a federally chartered mutual holding company (the “MHC”), Home Federal Savings and Loan Association, a federally chartered stock savings association (the “Association”, and collectively with the Company, New Holding Company, the MHC and the Association, the “Home Parties”) and First Louisiana Bancshares, Inc. (“First Louisiana”) entered into a Mutual Termination Agreement (the “Termination Agreement”). Under the terms of the Termination Agreement, the Home Parties and First Louisiana have mutually terminated the Agreement and Plan of Merger (“Merger Agreement”) that the Company, the MHC and First Louisiana previously executed as of December 11, 2007 pursuant to which First Louisiana would merge with and into New Holding Company (the “Merger”). The Merger was being conducted in connection with the second-step conversion of the MHC. The Termination Agreement also provides for a mutual release of claims in connection with the termination of the Merger Agreement. No penalties were incurred by the Home Parties or First Louisiana due to the entry into the Termination Agreement. The Merger Agreement is incorporated herein by reference thereto and was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 17, 2007. The Termination Agreement is incorporated herein by reference thereto and is filed as Exhibit 2.2 hereto. Also incorporated herein is the press release announcing the termination of the Merger Agreement, which is filed as Exhibit 99.1 hereto.

Circumstances Surrounding Termination. The completion of the Merger was contingent on the completion of the second-step conversion of the MHC. Market conditions for bank and thrift stocks have changed significantly since entering into the Merger Agreement in December 2007. The ongoing problems in the residential mortgage lending market continued to depress the securities market for most financial institutions which adversely affected New Holding Company’s ability to complete the stock offering at the current pricing and valuation ratios. The subscription offering for shares of New Holding Company common stock being conducted in connection with the second-step conversion of the MHC expired on June 27, 2008.  The Home Parties determined to extend the community offering being conducted simultaneously by New Holding Company until August 11, 2007, the maximum amount of time permitted without requiring regulatory approval or re-solicitation of subscribers.  As of August 11, 2008, New Holding Company had not received orders for the minimum of the offering range. Taking into consideration many factors, including the impact of the stock offering on the Company’s minority stockholders, the Boards of Directors of the Home Parties determined not to proceed with the stock offering at this time.  As a result, the Home Parties’ Boards of Directors concluded that it would be in the best interests of the Home Parties to negotiate the voluntary mutual termination of the Merger Agreement.

Item 8.01                      Other Events

On August 14, 2008, the Company issued a press release announcing the termination of the second-step conversion and the Merger Agreement (as discussed in Item 1.02 above). A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference thereto.

Item 9.01 – Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Home Federal Bancorp, Inc. of Louisiana, Home Federal Mutual Holding Company of Louisiana and First Louisiana dated as of December 11, 2007*
2.2
Mutual Termination Agreement dated August 14, 2008 by and among Home Federal Bancorp, Inc. of Louisiana (a federal corporation), Home Federal Bancorp, Inc. of Louisiana (a Louisiana corporation), Home Federal Mutual Holding Company of Louisiana, Home Federal Savings and Loan Association and First Louisiana Bancshares, Inc. dated as of August 14, 2008

99.1	Press Release dated August 14, 2008

*Incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: August 15, 2008	By:	/s/ Clyde D. Patterson
Clyde D. Patterson
Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Home Federal Bancorp, Inc. of Louisiana, Home Federal Mutual Holding Company of Louisiana and First Louisiana dated as of December 11, 2007*
2.2
Mutual Termination Agreement dated August 14, 2008 by and among Home Federal Bancorp, Inc. of Louisiana (a federal corporation), Home Federal Bancorp, Inc. of Louisiana (a Louisiana corporation), Home Federal Mutual Holding Company of Louisiana, Home Federal Savings and Loan Association and First Louisiana Bancshares, Inc. dated as of August 14, 2008

99.1	Press Release dated August 14, 2008

*Incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 17, 2007